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[LOGO]                                          Variable Annuity Application                      Send Application and check to:
                                                                                                           MetLife Investors USA
Home Office Address (no correspondence)     PrimElite IV(SM) is a service mark of                              Insurance Company
222 Delaware Avenue Suite 900               Citigroup Inc. or its affiliates and           Policy Service Office: P.O. Box 10426
.. Wilmington, DE 19899                           is used under license to                            Des Moines, Iowa 50306-0426
PrimElite IV(SM)                           MetLife Investors USA Insurance Company.  For assistance call: 800-789-3662, Option 2

ACCOUNT INFORMATION

1. Annuitant

   ________________________________________________________________________ Social
   Name            (First)       (Middle)       (Last)                      Security No. ________ - _____ - ________ Sex [ ] M [ ] F
   Date of Birth _____/_____/_____ Phone (_______) ________________________

   _________________________________________________________________________________________________________________________________
   Address        (Street)                                      (City)                                     (State)   (Zip)
   (If P.O. Box, you must provide street address in Special Request Section)

2. Owner (Complete only if different than Annuitant)

   ________________________________________________________________________ Social Security /
   Name            (First)       (Middle)       (Last)                      Tax ID No. _________ - _____ - _________ Sex [ ] M [ ] F
   Date of Birth _____/_____/_____ Phone (_______) ________________________

   _________________________________________________________________________________________________________________________________
   Address        (Street)                                      (City)                                     (State)   (Zip)
   (If P.O. Box, you must provide street address in Special Request Section)

3. Joint Owner

   ________________________________________________________________________ Social
   Name            (First)       (Middle)       (Last)                      Security No. ________ - _____ - ________ Sex [ ] M [ ] F
   Date of Birth _____/_____/_____ Phone (_______) ________________________

   _________________________________________________________________________________________________________________________________
   Address        (Street)                                      (City)                                     (State)   (Zip)
   (If P.O. Box, you must provide street address in Special Request Section)

4. Beneficiary

   Show full name(s), address(es), relationship to Owner, Social Security Number(s), and percentage each is to receive. Use the Special Requests section if additional space is needed. Unless specified otherwise in the Special Requests section, if Joint Owners are named, upon the death of either Joint Owner, the surviving Joint Owner will be the primary beneficiary, and the beneficiaries listed below will be considered contingent beneficiaries.

                                                         -         -
   _____________________________________________________________________________
   Primary Name      Address      Relationship    Social Security Number       %
                                                         -         -
   _____________________________________________________________________________
   Primary Name      Address      Relationship    Social Security Number       %
                                                         -         -
   _____________________________________________________________________________
   Contingent Name   Address      Relationship    Social Security Number       %
                                                         -         -
   _____________________________________________________________________________
   Contingent Name   Address      Relationship    Social Security Number       %


5. Plan Type                                                                           6. Purchase Payment

   [ ] NON-QUALIFIED                                                                   Funding Source of Purchase Payment
   QUALIFIED                                                                           [ ] Transfer of Assets [ ] Check [ ] Wire
   [ ] 403(b) TSA Rollover*
   408 IRA* (check one of the options listed below)                                    Initial Purchase
                                                                                       Payment $____________________________
                                                                                                 Make Check Payable to MetLife
   Traditional IRA             SEP IRA                     Roth IRA                                 Investors USA
   [ ] Transfer                [ ] Transfer                [ ] Transfer                (Estimate dollar amount   for 1035 exchanges,
   [ ] Rollover                [ ] Rollover                [ ] Rollover                transfers, rollovers, etc.)
   [ ] Contribution - Year____ [ ] Contribution - Year____ [ ] Contribution - Year____ Minimum Initial Purchase Payment:
   *The annuitant and owner must be the same person.                                      $5,000 Non-Qualified      $5,000 Qualified

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RIDERS

7. Benefit Riders (subject to state availability and age restrictions )

These riders may only be chosen at time of application. Please note, there are additional charges for the optional riders. Once elected these options may not be changed.
1) Death Benefit Rider (Check one. If no election is made, the Principal Protection option will apply.)
     [ ] Principal Protection (no additional charge) OR
     [ ] Annual Step-up
2)   [ ] Earnings Preservation Benefit Rider
3) Living Benefit Rider (Optional. Only one of the following riders may be elected)
     [ ] Guaranteed Withdrawal Benefit (GWB)
     [ ] Single Life - Lifetime Withdrawal Guarantee (LWG)
     [ ] Joint Life - Lifetime Withdrawal Guarantee (LWG)

COMMUNICATIONS

8. Telephone Transfer

I (We) authorize MetLife Investors USA Insurance Company (MetLife Investors USA) or any person authorized by MetLife Investors USA to accept telephone transfer instructions and/or future payment allocation changes from me (us) and my Registered Representative/Agent. Telephone transfers will be automatically permitted unless you check one or both of the boxes below indicating that you do not wish to authorize telephone transfers. MetLife Investors USA will use reasonable procedures to confirm that instructions communicated by telephone are genuine.

I (We) DO NOT wish to authorize telephone transfers for the following (check applicable boxes): [ ] Owner(s) [ ] Registered Representative/Agent

SIGNATURES

9. Replacements

Does the applicant have any existing life insurance policies
or annuity contracts?                                          [ ] Yes [ ] No

If "Yes," applicable disclosure and replacement forms must be attached.

Is this annuity being purchased to replace any existing life
insurance or annuity policy(ies)?                              [ ] Yes [ ] No

10. Fraud Statement & Disclosure

Arkansas, Louisiana, and New Mexico Residents Only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.
District of Columbia Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.
Kentucky Residents Only: Any person who knowingly and with the intent to defraud any insurance company or other person files [an application for insurance/a statement of claim] containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.
Ohio Residents Only: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.
Maine, Tennessee and Washington Residents Only: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.
New Jersey Residents Only: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
Pennsylvania Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
Massachusetts Residents Only: The variable annuity for which you are making this application gives us the right to restrict or discontinue allocations of purchase payments to the Fixed Account and reallocation from the Investment Divisions to the Fixed Account. This discontinuance right may be exercised for reasons which include but are not limited to our ability to support the minimum guaranteed interest rate of the Fixed Account when the yields on our Investments would not be sufficient to do so. This discontinuance will not be exercised in an unfairly discriminatory manner. The prospectus also contains additional information about our right to restrict access to the Fixed Account in the future. BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT I HAVE RECEIVED, READ AND UNDERSTOOD THE STATEMENTS IN THIS APPLICATION AND IN THE PROSPECTUS THAT THE FIXED ACCOUNT MAY NOT BE AVAILABLE AT SOME POINT DURING THE LIFE OF THE CONTRACT INCLUDING POSSIBLY WHEN THIS CONTRACT IS ISSUED.
Florida Residents Only: A person who knowingly and with intent to injure, defraud or deceive any insurance company files a statement of claim containing false, incomplete or misleading information is guilty of a felony of the third degree.

11. Acknowledgement and Authorization

I (We) agree that the above information and statements and those made on all pages of this application are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application. I (We) acknowledge receipt of the current prospectus of MetLife Investors USA Separate Account A. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

________________________________________________________________________________
           (Owner Signature & Title, Annuitant unless otherwise noted)

________________________________________________________________________________
                         (Joint Owner Signature & Title)

________________________________________________________________________________
                  (Signature of Annuitant if other than Owner)

Signed at ______________________________________________________________________
                             (City)               (State)

Date _______________________________________________________

12. Agent's Report

Does the applicant have any existing life insurance policies or annuity
contracts?                                                        [ ] Yes [ ] No
Is this annuity being purchased to replace any existing life
insurance or annuity policy(ies)?                                 [ ] Yes [ ] No
If "Yes", applicable disclosure and replacement forms must be attached.

________________________________________________________________________________
                                Agent's Signature

________________________________________________________________________________
                                      Phone

________________________________________________________________________________
                             Agent's Name and Number

________________________________________________________________________________
                            Name and Address of Firm

________________________________________________________________________________
                    State License ID Number (Required for FL)

________________________________________________________________________________
                              Client Account Number

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